Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HG Holdings, Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements of HG Holdings, Inc. (the “Company”) on Form S-8 (No. 333-182777) and Form S-1 (No. 333-235539) of our report dated March 28, 2022, relating to the consolidated financial statements as of December 31, 2021 and 2020 and for each of the two-year periods ended December 31, 2021, which appears in the Company’s annual report on Form 10-K.

/s/Cherry Bekaert, LLP

Richmond, Virginia

March 28, 2022